Exhibit 10.05

December 9, 2010

Lederman & Co., LLC
245 E. 93rd St. 14E
New York, NY 10022
Attn: Seth Lederman, Managing Member

Re:  Consulting Agreement

Dear Dr. Lederman:

Reference is made to the Consulting Agreement (the “Consulting Agreement”) dated as of June 4, 2010 between Lederman & Co., LLC (“Lederman & Co.”) and Tonix Pharmaceuticals, Inc. (“Tonix”).  Lederman & Co. hereby agrees that the definition of the term IPO for purposes of the Consulting Agreement shall be amended and restated in its entirety to be:

the closing of the sale of shares of the common stock of the Company to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $15,000,000 of proceeds, net of the underwriting discount and commissions, to the Company

Except as expressly provided herein, the terms and conditions of the Consulting Agreement remain in full force and effect.  Please confirm Lederman & Co.’s acknowledgement and acceptance of the terms hereof by returning a signed copy of this letter to me.

By:	/s/ SUSAN F. OLIVER
Name: Susan F. Oliver
Title: Secretary

on behalf of Tonix Pharmaceuticals, Inc.

Acknowledged and Accepted

LEDERMAN & CO., LLC

By: /s/ SETH LEDERMAN
Name:  Seth Lederman
Title:  Managing Member

2 Park 80 Plaza West – Suite 200, 250 Pehle Avenue, Saddle Brook, NJ 07663
Tel: 201.291.2642 • Fax: 212.923.5700